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                                                                    EXHIBIT 24.3

                  MOFFATT THOMAS BARRETT ROCK & FIELDS, CHTD.

                            US Bank Plaza Building
                          101 South Capitol Boulevard
                                 10/th/ Floor
                              Boise, Idaho 83701

                                 June 15, 2000


First Security Bank, N.A.
79 South Main Street
Salt Lake City, Utah 84111

     RE:  Amendment No. 1 to
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We are members of the Bar of the State of Idaho and have acted as counsel to First Security Bank, N.A. ("First Security") in connection with the registration of Asset Backed Notes to be issued by First Security(R) Auto Owner Trusts.

     In connection with our engagement, we consent to the reference to Moffatt Thomas Barrett Rock & Fields, Chtd. under the caption "Legal Matters" in the Prospectus included in the above-referenced Registration Statement.

                                    Very truly yours,

                                    MOFFATT THOMAS BARRETT
                                    ROCK & FIELDS, CHTD.

                                    /s/ Moffatt Thomas Barrett Rock
                                         & Fields, Chtd.